                                                                    Exhibit 23.1





                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the Incorporation by reference in this Registration Statement on Form S-8 of Ergo Science Corporation to register 435,225 shares of common stock of our report, dated February 28, 1997, on our audits of the consolidated financial statements of Ergo Science Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's 1996 Annual Report on Form 10-K.




                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 9, 1997